EXHIBIT 99(a)

BOSTONFED BANCORP, INC.
17 New England Executive Park
Burlington, Massachusetts 01803
(781) 273-0300

REVOCABLE PROXY
Special Meeting of Shareholders
_____________, 2004

This Proxy is solicited on behalf of the Board of Directors.

     The undersigned, as a holder of common stock of BostonFed Bancorp, Inc. (“BostonFed”), hereby appoints ___and ___, and each of them, as proxies of the undersigned, each with the full power to appoint his, her or its substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of BostonFed common stock which the undersigned is entitled to vote at the special meeting of shareholders to be held at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts, on ___, ___, 2004, at 2:00 p.m., local time, or any adjournment or postponement thereof.

     This Proxy may be revoked at any time before it is exercised.

     Shares of BostonFed common stock will be voted as specified. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 20, 2004, between Banknorth Group, Inc. and BostonFed and “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the proposal to approve and adopt the merger agreement. If any other matter is properly presented at the special meeting of shareholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

     A shareholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

     IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

BostonFed Bancorp, Inc. 17 New England Executive Park Burlington, Massachusetts 01803	I plan to attend the meeting [ ]

Co. # ________________________	Acct. # ________________________

PROXY/VOTING INSTRUCTIONS

TO VOTE BY MAIL

     Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE-PHONE ONLY)

     Your vote is important! Please call toll-free 1-800-PROXIES (1-800-776-9437) to vote anytime prior to 8:00 a.m. on ___, 2004 and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

     Your vote is important! Please access “www.voteproxy.com” to vote anytime prior to [9:00] a.m. on ___, 2004 and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS _________________________________________________

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

1.	Proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 20, 2004, between Banknorth Group, Inc. (“Banknorth”) and BostonFed Bancorp, Inc. (“BostonFed”), which sets forth the terms and conditions under which BostonFed will merge with and into Banknorth.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournment thereof.

     The Board of Directors of BostonFed recommends a vote “FOR” approval of the merger agreement and “FOR” approval of the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve and adopt the merger agreement. Such votes are hereby solicited by the Board of Directors.

Dated: _____________________________

Signature ___________________________

Signature ___________________________ (print name)

Important: Please sign your name exactly as it appears on the stock certificate. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.